Exhibit 10.13

Execution Version

AMENDMENT, CONSENT AND WAIVER AGREEMENT

This AMENDMENT, CONSENT AND WAIVER AGREEMENT (this “Agreement”) is entered into as of December 5, 2019, among GBT GROUP SERVICES B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office address at Hoogoorddreef 15 Atlas-Arena, 1101 BA Amsterdam, The Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 72308885, as the borrower (the “Borrower”), GBT III B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office address at Hoogoorddreef 15 Atlas-Arena, 1101 BA Amsterdam, The Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 59194731 (“GBT Dutch Parent”), GBT Travel Services UK Limited, a limited liability company incorporated in England and Wales with company registration number 08774160 (“GBT UK Parent”), GBT US III LLC, a Delaware limited liability company (“GBT US Parent”), the Lenders party hereto and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent” and collectively with the Administrative Agent in their respective capacities, the “Agents”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, GBT Dutch Parent, the Lenders and the Agents are party to that certain Credit Agreement, dated as of August 13, 2018 (as amended, restated, supplemented, waived and modified from time to time, the “Credit Agreement”);

WHEREAS, certain of the Loan Parties and, as applicable, certain of their Subsidiaries and/or Affiliates propose to enter into and consummate the transactions described on Schedule A hereto, which may result in, among other things, (i) GBT UK Parent ceasing to be a direct or indirect Subsidiary of GBT Dutch Parent and becoming a direct Wholly-Owned Subsidiary of UK TopCo (as defined in Section 2(a) below) (the transactions referred to in this clause (i), the “Specified GBT UK Parent Restructuring”), and/or (ii) GBT US Parent ceasing to be a direct or indirect Subsidiary of GBT Dutch Parent and becoming a direct Wholly-Owned Subsidiary of UK TopCo (the transactions referred to in this clause (ii), the “Specified GBT US Parent Restructuring”, and collectively with the Specified GBT UK Parent Restructuring and any and all of the other transactions described on Schedule A hereto, the “Permitted Restructuring Transactions”);

WHEREAS, in connection therewith, the Loan Parties party hereto have requested that the Agents and the Required Lenders grant certain consents and waivers under, and agree to certain amendment to, the Loan Documents;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Consent and Waiver under the Loan Documents.  Effective as of the Amendment Effective Date (as defined below):

(a)the undersigned Lenders (constituting the Required Lenders), irrevocably and unconditionally and notwithstanding anything to the contrary in any Loan Document: (i) consent to UK TopCo becoming a party to the Credit Agreement as contemplated by Schedule B hereto and to any of the Loan Parties and/or their respective Subsidiaries entering into, consummating, and incurring and performing their respective obligations under, any and all of the Permitted Restructuring Transactions, and (ii) agree that none of the foregoing shall constitute, or result in, any Default or Event of Default or result in any requirement to make, or to offer to make, any mandatory prepayment pursuant to Section 2.05(b) of the Credit Agreement; and

(b)to the extent the consent and/or agreement of any Agent would be required pursuant to any Loan Document with respect to any of the matters referred to in clause (a) above (other than for purposes of the consent and approval rights of any Agent expressly set forth in Section 3 and Section 5 hereof, in the first paragraph in Schedule A hereto and in paragraph (9) of Schedule A hereto), the Required Lenders irrevocably and unconditionally direct such Agent to consent and agree thereto, and such Agent hereby irrevocably and unconditionally consents and agrees thereto, notwithstanding anything to the contrary in any Loan Document.

2.Amendments to the Credit Agreement.  Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in their correct alphabetical order:

“First Amendment” means that certain Amendment, Consent and Waiver Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Agents.

“First Amendment Effective Date” means the “Amendment Effective Date” (as defined in the First Amendment).

“GBT Dutch Parent” means GBT III B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office address at Hoogoorddreef 15 Atlas-Arena, 1101 BA Amsterdam, The Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 59194731.

“Permitted Restructuring Transactions” means the “Permitted Restructuring Transactions” (as defined in the First Amendment).

“Specified GBT UK Parent Restructuring” means the “Specified GBT UK Parent Restructuring” (as defined in the First Amendment).

“Specified GBT US Parent Restructuring” means the “Specified GBT US Parent Restructuring” (as defined in the First Amendment).

“UK TopCo” means a private limited company to be incorporated under the laws of England and Wales and designated by the Borrower as the “UK TopCo” in connection with the Permitted Restructuring Transactions contemplated by the First Amendment, which company, at the time of the consummation of the Specified GBT UK Parent Restructuring (or, if earlier, at the time of the consummation of the Specified GBT US Parent Restructuring), shall be wholly owned, directly or indirectly, by one or more Permitted Holders.

(b)The definitions of “GBT”, “Management Stockholders’ Agreement” and “Shareholder Agreement” in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“GBT” shall mean a reference to (a) GBT Dutch Parent, to the extent such reference relates to any time occurring prior to, or any period (or portion thereof) ended prior to, the earlier of (x) the consummation of the Specified GBT UK Parent Restructuring and (y) the consummation of the Specified GBT US Parent Restructuring, and (b) UK TopCo, to the extent such reference relates to any time as of or after, or any period (or portion thereof) commencing as of or after, the earlier of (x) the consummation of the Specified GBT UK Parent Restructuring and (y) the consummation of the Specified GBT US Parent Restructuring.

“Management Stockholders’ Agreement” means that certain Management Stockholders’ Agreement, dated as of June 30, 2014, by and among GBT and the Majority Stockholders (as defined therein) party thereto, for purposes of any reference thereto in Section 7.06(f); provided that, any time as of or after the earlier of (i) the consummation of the Specified GBT UK Parent Restructuring and (ii) the consummation of the Specified GBT US Parent Restructuring, such term shall mean a reference to the Management Stockholders’ Agreement (or equivalent agreement) of UK TopCo or other applicable Parent Entity, to be entered into in connection with the Permitted Restructuring Transactions by such entity and the other parties thereto from time to time; provided, further, that such replacement agreement shall be on terms and conditions that are not materially adverse to the interests of the Lenders in connection with the Transactions, when taken as a whole, as compared to the Management Stockholders’ Agreement as in effect prior to such time.

“Shareholder Agreement” means the Shareholders Agreement, dated as of June 30, 2014 by and among GBT Dutch Parent and the Permitted Holders party thereto as amended, amended and restated, restated, supplemented or otherwise modified from time to time; provided that, any time as of or after the earlier of (i) the consummation of the Specified GBT UK Parent Restructuring and (ii) the consummation of the Specified GBT US Parent Restructuring, such term shall mean a reference to the Shareholders Agreement to be entered into in connection with the Permitted Restructuring Transactions by the direct parent company of UK TopCo (which entity shall constitute a Parent Entity) and the Permitted Holders and other shareholders party thereto from time to time; provided, further, that such replacement Shareholders Agreement shall be on terms and conditions that are not materially adverse to the interests of the Lenders in connection with the Transactions, when taken as a whole as compared to the Shareholder Agreement as in effect prior to such time.

(c)The definition of “Target Pension Arrangements” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the references to the defined term “GBT” in clause (a) thereof and in clause (i) to the proviso to such definition, and (ii) replacing such references with a reference to “GBT Dutch Parent”.

(d)Section 6.18 of the Credit Agreement is hereby amended by deleting the reference to the defined term “GBT” therein and replacing it with a reference to “GBT Dutch Parent (or, if requested or required by the applicable rating agencies, UK TopCo)”.

(e)Section 7.06(g)(i) of the Credit Agreement is hereby amended by inserting the following language immediately after the reference therein to “GBT may make”:   “(and may make Restricted Payments to any Parent Entity in amounts sufficient for such Parent Entity to, directly or indirectly, fund or make)”.

(f)Effective from and after the consummation of the Specified GBT UK Parent Restructuring, Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7.10.Ownership of Certain Subsidiaries.  Notwithstanding anything herein to the contrary, UK TopCo may not, directly or indirectly, Dispose of any of the Equity Interests in GBT Euro, GBT Dutch Parent, GBT UK Parent, GBT US Parent or GBT Target Holdings unless it shall Dispose of all of such Equity Interests owned by it, and only then in a transaction that is otherwise permitted hereunder; provided that, for the avoidance of doubt, this Section 7.10 shall not prohibit or restrict (a) any Permitted Restructuring Transaction, or (b) any such Disposition(s) so long as (i) the Guarantor whose Equity Interests are being so Disposed of (x) does not cease to be a Guarantor as a result thereof, and (y) continues to be or becomes a Wholly-Owned Subsidiary of another Loan Party or of a Parent Entity after giving effect to such Disposition(s), and (ii) 100% of the Equity Interests of such Guarantor are pledged as Collateral to secure the Obligations.”

(g)Section 1(a) of Schedule 1.01A to the Credit Agreement is hereby amended by (i) deleting the references to the defined term “GBT,” in the first line thereof and at the beginning of the parenthetical in which the term “Initial Guarantors” is defined, and (ii) replacing such references with a reference to “GBT Dutch Parent,”.

3.Other Amendments to Loan Documents.  Notwithstanding anything herein or in any other Loan Document to the contrary, any Loan Document may be amended from time to time after the Amendment Effective Date by an agreement in writing entered into by (i) the Borrower (or the other applicable Loan Party or Loan Parties party to such Loan Document being amended) and (ii) the Agent(s) party to such Loan Document in order to amend, modify or otherwise clarify references to GBT Dutch Parent, GBT UK Parent, GBT US Parent and/or any defined term in such Loan Document used to reference any such entity, to the extent such amendment, modification or clarification is of a similar nature to any of the amendments set forth in Section 2 hereof or is otherwise necessary or advisable to give effect to the terms of this Agreement; provided that the Administrative Agent shall post any such amendment, modification or clarification to the Lenders reasonably promptly after the effectiveness thereof.

4.Interim Release of Certain Equity Pledges.

(a)Pursuant to Section 10.01 of the Credit Agreement and any other applicable provisions of the Loan Documents, the Required Lenders hereby irrevocably consent to and approve the release of the Liens granted by GBT Dutch Parent in favor of the Collateral Agent on any and all of the following assets and related Collateral:

(i)at the request of the Borrower to the Collateral Agent in connection with the Specified GBT UK Parent Restructuring (which request shall specify the date on which the Specified GBT UK Parent Restructuring is proposed to be consummated), the Equity Interests of GBT UK Parent and any related rights pursuant to any Loan Document, including any assets that constitute Collateral as a result of such Equity Interests constituting “Charged Shares” under and as defined in that certain English law Share Charge Agreement, dated as of August 13, 2018, among GBT Dutch Parent, GBT Euro, and the Borrower, as chargors, and the Collateral Agent (the “GBT UK Parent Equity Release”); provided that the GBT UK Parent Equity Release shall become effective no earlier than the date on which the Specified GBT UK Parent Restructuring is proposed to be consummated; and

(ii)at the request of the Borrower to the Collateral Agent in connection with the Specified GBT US Parent Restructuring or GBT US Parent becoming a direct Wholly-Owned Subsidiary of GBT UK Parent (which request shall specify the date on which such Permitted Restructuring Transaction is proposed to be consummated), the Equity Interests of GBT US Parent and any related rights pursuant to any Loan Document, including any assets that constitute Collateral as a result of such Equity Interests constituting “Pledged Equity” under and as defined in that certain New York law Pledge Agreement, dated as of August 13, 2018, between GBT Dutch Parent, as pledgor, and the Collateral Agent (the “GBT US Parent Equity Release”); provided that the GBT US Parent Equity Release shall become effective no earlier than the date on which such Permitted Restructuring Transaction is proposed to be consummated.

(b)In furtherance of the foregoing the Required Lenders hereby irrevocably authorize and direct the Agents to do any and all of the following, all without the further consent, authorization or joinder of any Lender:

(i)in connection with the GBT UK Parent Equity Release or the GBT US Parent Equity Release (as applicable), deliver to GBT Dutch Parent or its designee any possessory Collateral held by or on behalf of any Agent evidencing or relating to any of the applicable Equity Interests identified in Section 4(a) above, including any share certificate and stock transfer form with respect to any such Equity Interests (it being agreed that such possessory Collateral may be so delivered up to three (3) Business Days in advance of the date on which the applicable release is anticipated to become effective pursuant to arrangements mutually agreed between the Collateral Agent and GBT Dutch Parent); and

(ii)execute and deliver any instruments, documents, and agreements reasonably requested by any Loan Party or that are otherwise necessary or desirable to evidence or confirm the GBT UK Parent Equity Release and/or the GBT US Parent Equity Release.

(c)It is understood and agreed that none of GBT Dutch Parent, GBT UK Parent, GBT US Parent, or any of their respective Subsidiaries that are Guarantors immediately prior to the Amendment Effective Date shall be (i) released from their respective obligations under the Guaranty or (ii) released as a party to any Collateral Document to which such Guarantor is a party immediately prior to the Amendment Effective Date (except as otherwise specifically set forth in Section 4 of this Agreement), in each case, as a result of, or otherwise in connection with, the Specified GBT UK Parent Restructuring, the Specified GBT US Parent Restructuring or any other Permitted Restructuring Transaction.

5.Certain Post-Closing Obligations.  Each applicable Loan Party shall execute and deliver, or cause to be executed and delivered, such documentation specified on Schedule B hereto, and shall take, or cause to be taken, such other actions as are specified on Schedule B, in each case, on or before the applicable due date specified on Schedule B (or such later date(s) for any of the foregoing as any Agent may agree from time to time in its sole discretion).  Notwithstanding anything to the contrary in any Loan Document, it is understood and agreed that (i) UK TopCo shall not be required to become a Guarantor or to otherwise comply with any applicable requirements of the Agreed Security Principles or Section 6.10 of the Credit Agreement at any time earlier than that required pursuant to this Section 5, and (ii) any other obligation required to be performed, complied with or otherwise satisfied pursuant to this Section 5 shall not be required to be performed, complied with or otherwise satisfied pursuant to any other provision of any Loan Document at any time earlier than that required pursuant to this Section 5.

6.Effectiveness; Conditions Precedent.  This Agreement shall become effective on the first date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied or waived:

(a) the Administrative Agent (or its counsel) shall have received from (x) GBT Dutch Parent, GBT UK Parent and each other Guarantor listed on the signature pages hereto, (y) the Borrower (on behalf of itself and each other Loan Party not referred to in clause (x) above), and (z) the Required Lenders either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart to this Agreement;

(b)immediately after giving effect to this Agreement, the representations and warranties set forth in Section 8(e) shall be true and correct on and as of the Amendment Effective Date (or applicable earlier date referred to therein), and the Administrative Agent shall have received a certificate, dated the Amendment Effective Date, from an officer of the Borrower, in a form reasonably satisfactory to the Administrative Agent, certifying to the effect thereof; and

(c)the Administrative Agent shall have received all fees and expenses due and payable by the Borrowers on the Amendment Effective Date, including, the Consent Fee and, to the extent invoiced at least two (2) Business Day prior to the Amendment Effective Date (except as otherwise agreed by the Borrower), reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent) under the Credit Agreement.

7.Reaffirmation and Effect of this Agreement.

(a)The Credit Agreement and the other Loan Documents (each as amended, waived or otherwise modified pursuant to this Agreement) are hereby ratified and confirmed and shall remain in full force and effect in accordance with their respective terms (as so amended, waived or otherwise modified), in each case, except as otherwise specifically set forth in this Agreement. Except as otherwise specifically set forth in this Agreement, this Agreement shall not (i) by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Secured Parties under the Loan Documents, or (ii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document.  Each Loan Party party hereto, on behalf of itself and its Subsidiaries, acknowledges and consents to the amendments, consents and waivers to the Loan Documents set forth in this Agreement.  Each Guarantor party hereto hereby confirms and agrees that its Guaranty of the Obligations (after giving effect to this Agreement), as and to the extent provided in the Loan Documents, shall continue in full force and effect in respect of the Obligations (after giving effect to this Agreement) for the benefit of the Secured Parties.  Each Loan Party party hereto hereby confirms and agrees that the pledge of and/or grant of a security interest in its assets that constitute Collateral to secure the Obligations (after giving effect to this Agreement), all as and to the extent provided in the Loan Documents, shall continue in full force and effect in respect of, and to secure, the Obligations (after giving effect to this Agreement) for the benefit of the Secured Parties, in any such case, except as otherwise specifically set forth in Section 4 of this Agreement.

(b)On and after the Amendment Effective Date, (i) each reference in the Credit Agreement or any other Loan Document to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement or such other Loan Document, as the case may be, shall mean and be a reference to the Credit Agreement or such other Loan Document, as the case may be, as amended, waived or otherwise modified by this Agreement; (ii) each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended, waived or otherwise modified by this Agreement; and (iii) each reference in the other Loan Documents to any specific Loan Document amended, waived or otherwise modified hereby shall mean and be a reference to that specific Loan Document as amended, waived or otherwise modified by this Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)This Agreement shall not (i) extinguish the Obligations (after giving effect to this Agreement) for the payment of money outstanding under the Loan Documents, (ii) except as otherwise specifically set forth in Section 4 of this Agreement, discharge or release the Liens granted on any Collateral in any Collateral Document, or (iii) discharge or release any Guaranty.  Except as otherwise specifically set forth in Section 4 of this Agreement, the Liens and security interests granted by the Loan Parties on the Collateral, for the benefit of the Secured Parties securing payment of the Obligations (after giving effect to this Agreement), all as and to the extent provided in the Loan Documents, are in all respects continuing and in full force and effect with respect to all Obligations (after giving effect to this Agreement).  Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination of the Obligations (after giving effect to this Agreement) outstanding under the Loan Documents or instruments guaranteeing or (except to the extent expressly specified in Section 4 hereof) securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith or pursuant hereto.

8.Representations and Warranties.  Each Loan Party party hereto represents and warrants to the Agents and the Lenders that, as of the Amendment Effective Date:

(a)The execution, delivery and performance by such Loan Party of this Agreement (and the performance by such Loan Party of its obligations under the other Loan Documents to which it is a party, as amended, waived or otherwise modified hereby) are within such Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action.

(b)This Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, (iii) the making or the procuring of the appropriate registration, filings, endorsements, notarizations, stampings or notifications of the Loan Documents as specifically contemplated by the relevant Loan Document, (iv) the time barring of claims under applicable law and defences of set-off or counterclaim and/or (v) any matters which are set out as qualifications or reservations in any legal opinions delivered to any Agent or Secured Party prior to the Amendment Effective Date in connection with any Loan Document.

(c)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement (or the performance by such Loan Party of its obligations under the other Loan Documents to which it is a party, as amended, waived or otherwise modified hereby), except for (i) filings necessary to perfect the Liens on the Collateral granted by such Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been (x) duly obtained, taken, given or made and are in full force and effect or (y) set out as qualifications or reservations in any legal opinions delivered in connection with any Loan Document or (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)The execution, delivery and performance by such Loan Party of this Agreement (and the performance by such Loan Party of its obligations under the other Loan Documents to which it is a party, as amended, waived or otherwise modified hereby) do not and will not (i) conflict with or contravene the terms of any of such Loan Party’s Organizational Documents, (ii) result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (x) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment or violation (but not creation of Liens) referred to in subclause (ii) or (iii) above, to the extent that such conflict, breach, contravention or payment or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)Immediately after giving effect to this Agreement, (i) the representations and warranties of such Loan Party contained in any Loan Document to which it is a party are true and correct in all material respects on and as of the Amendment Effective Date; provided that, to the extent that any such representation or warranty specifically refers to an earlier date, it is true and correct in all material respects as of such earlier date; provided, further, that any such representation or warranty that is qualified as to “materiality,” “Material Adverse Effect,” or similar language is true and correct (after giving effect to any qualification therein) in all respects on and as of the Amendment Effective Date or such earlier date, as applicable, and (ii) no Default or Event of Default has occurred and is continuing.

9.Consent Fees. The Borrower agrees to pay, or cause to be paid, on the Amendment Effective Date to the Administrative Agent for the account of each Lender that executes and delivers this Agreement to the Administrative Agent (or its counsel) on or prior to 5:00 p.m. (New York City time) on Wednesday, November 27, 2019, a consent fee (the “Consent Fee”) in an amount equal to the sum of (i)(x) 0.075% multiplied by (y) the principal amount of the Revolving Credit Commitment of such Lender in effect on the Amendment Effective Date, plus (ii)(x) 0.075% multiplied by (y) the aggregate principal amount of Term Loans held by such Lender outstanding on the Amendment Effective Date, which Consent Fee shall be payable in immediately available funds on the Amendment Effective Date.  Once paid, the Consent Fee shall not be refundable under any circumstances.

10.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

11.GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SECTIONS 10.14(b) AND (c) OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

12.Costs and Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent and the Collateral Agent for all reasonable and documented out-of-pocket costs and expenses associated with the preparation, execution and delivery of this Agreement, limited in the case of legal counsel to all Attorney Costs of one primary counsel, and, if necessary, one local counsel in each relevant jurisdiction and/or special and/or regulatory counsel for all such parties (taken as a whole).

13.Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, then the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The illegality, invalidity or unenforceability of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Agents and the Lenders and their respective successors and assigns in accordance with the terms of the Credit Agreement, as amended, waived and otherwise modified hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GBT GROUP SERVICES B.V.,
as the Borrower

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorized Signatory

GBT III B.V.,
as a Guarantor

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorized Signatory

GBT TRAVEL SERVICES UK LIMITED,
as a Guarantor

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorized Signatory

GBT US III LLC,
as a Guarantor

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorized Signatory

[Signature Page – Amendment, Consent and Waiver to GBT Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as
Administrative Agent and as Collateral Agent

By:	/s/ Jonathan Kerner
	Name:	Jonathan Kerner
	Title:	Vice President

[Signature Pages of Lenders on file with the Administrative Agent and the Borrower]

[Signature Page – Amendment, Consent and Waiver to GBT Credit Agreement]

Schedule A

Permitted Restructuring Transactions

One or more transactions or series of transactions (whether or not related) pursuant to which one or more of the Loan Parties, Subsidiaries and/or Parent Entities are converted, restructured or reorganized for tax planning or due to changes or potential changes in any relevant legal or regulatory framework, whether by (i) transfer, (ii) acquisition, (iii) contribution, (iv) merger, (v) consolidation, (vi) voluntary dissolution, (vii) liquidation, (viii) recapitalization, (ix) change in identity, form, place of organization, incorporation, domicile or centre of main interests (as that term is used in Article 3(1) of the Regulation), or (x) otherwise, in each case, the result of which may cause a direct or indirect sale, assignment or transfer of Equity Interests and/or other assets between and among various Loan Parties, Subsidiaries and/or Parent Entities (or any combination of the foregoing), and, in each case, solely to the extent that such Permitted Restructuring Transaction is described below in this Schedule A or is approved by the Administrative Agent in its sole discretion. Permitted Restructuring Transactions shall include any and all of the following:

1.

The contribution or Disposition of 100% of the Equity Interests outstanding in GBT UK Parent by GBT Dutch Parent to UK TopCo, in exchange or in consideration for one or more loan note instruments (the “Specified Note A”) issued by UK TopCo in an aggregate principal amount equal to or not materially less than the approximate fair market value of such Equity Interests.

2.

The contribution or Disposition by UK TopCo to GBT UK Parent of 100% of the Equity Interests outstanding in GBT Dutch Parent in exchange or in consideration for newly issued ordinary shares of GBT UK Parent or for such other consideration as mutually agreed between GBT UK Parent and UK TopCo, or GBT UK Parent otherwise becoming the direct parent company of GBT Dutch Parent.

3.

The declaration of a dividend or distribution by GBT Dutch Parent to GBT UK Parent in an amount up to the value of the Specified Note A, and the distribution, assignment or other transfer by GBT Dutch Parent to GBT UK Parent of any or all rights and interest to the Specified Note A in satisfaction of such declared dividend or distribution.

4.

The declaration of a dividend or distribution by GBT UK Parent to UK TopCo in an amount up to the value of the Specified Note A, and the distribution, assignment or other transfer by GBT UK Parent to UK TopCo of any or all rights and interest to the Specified Note A in satisfaction of such declared dividend or distribution (or, if mutually agreed among such parties an exercise of setoff or similar rights resulting in the satisfaction of such declared dividend or distribution and an extinguishment of the outstanding obligations evidenced by the Specified Note A).

5.

The contribution or Disposition of 100% of the Equity Interests outstanding in GBT US Parent by GBT Dutch Parent to either UK TopCo or GBT UK Parent (the relevant entity being referred to in this Schedule A as the “Specified UK Parent”), in exchange or in consideration for one or more loan note instruments (the “Specified Note B”) issued by the Specified UK Parent in an aggregate principal amount equal to or not materially less than the approximate fair market value of such Equity Interests or for such other consideration as mutually agreed among GBT Dutch Parent and Specified UK Parent.

6.

The declaration of a dividend or distribution by GBT Dutch Parent to GBT UK Parent in an amount up to the value of the Specified Note B, and the distribution, assignment or other transfer by GBT Dutch Parent to GBT UK Parent of any or all rights and interest to the Specified Note B in satisfaction of such declared dividend or distribution (or, if mutually agreed among such parties an exercise of setoff or similar rights resulting in the satisfaction of such declared dividend or distribution and an extinguishment of the outstanding obligations evidenced by the Specified Note B).

7.

If the Specified Note B has not been extinguished pursuant to the transactions described in paragraph 6 above, the declaration of a dividend or distribution by GBT UK Parent to UK TopCo in an amount up to the value of the Specified Note B, and the distribution, assignment or other transfer by GBT UK Parent to UK TopCo of any or all rights and interest to the Specified Note B in satisfaction of such declared dividend or distribution (or, if mutually agreed among such parties an exercise of setoff or similar rights resulting in the satisfaction of such declared dividend or distribution and an extinguishment of the outstanding obligations evidenced by the Specified Note B).

8.	Conversion of GBT US Parent from a Delaware limited liability company to a Delaware corporation, with its new legal name after giving effect to such conversion anticipated to be GBT US III Inc.
9.

Any and all other transactions and/or modifications to the transactions described above, in any such case, that are reasonably necessary, advisable or desirable to consummate (i) any of the foregoing and/or (ii) any other Permitted Restructuring Transaction, in each case, that is approved by the Administrative Agent (such approval not to be unreasonably withheld to the extent such transactions are not materially adverse to the interests of the Lenders in connection with the Transactions).

10.	The payment of any fees, costs and expenses in connection with any and all of the Permitted Restructuring Transactions.

Schedule B

Certain Post-Closing Obligations

1.

Within sixty (60) days of the later of the Amendment Effective Date and the date on which the Collateral Agent releases the Liens described in Section 4(a)(i) of the Amendment, Consent and Waiver Agreement to which this Schedule B is attached (the “First Amendment”):

a.

UK TopCo shall become a Guarantor by delivering to the Collateral Agent a duly completed and executed supplement or joinder to the Guaranty, substantially in the form of Exhibit I to the Guaranty or such other form as is reasonably acceptable to the Collateral Agent;

b.

UK TopCo shall deliver to the Collateral Agent (i) a duly completed and executed Deed of Accession or other supplement to the UK Security Agreement (as defined in Schedule 1.01B to the Credit Agreement), whereby UK TopCo shall charge all outstanding shares of GBT UK Parent to the Collateral Agent for the benefit of the Secured Parties, and (ii) a duly completed and executed Obligor Accession Undertaking or other supplement to the UK Security Trust Deed (as defined in Schedule 1.01B to the Credit Agreement);

c.

UK TopCo shall deliver to the Collateral Agent original stock certificate(s) representing the shares pledged by it pursuant to clause (b) above, accompanied by an original undated stock transfer form (or other appropriate instruments of transfer) executed in blank;

d.

GBT UK Parent shall deliver to the Collateral Agent a duly executed Dutch law Pledge of Shares, between GBT UK Parent, as pledgor, and the Collateral Agent, as pledgee, in respect of all outstanding shares in GBT Dutch Parent held by GBT UK Parent; and

e.

Each of UK TopCo and GBT UK Parent shall deliver to the Collateral Agent such other Collateral Documents and take such other actions as are otherwise required to be taken by such Guarantor in accordance with the Agreed Security Principles (other than with respect to such matters addressed by Section 2 below).

f.

To the extent not delivered substantially concurrently pursuant to Section 2 below, UK TopCo and GBT UK Parent shall deliver to the Agents documents with respect to such Guarantor that are substantially consistent (as applicable) with those delivered on the Closing Date pursuant to Section 4.01(a)(iii) of the Credit Agreement.

g.

UK TopCo and GBT UK Parent shall deliver, or cause to be delivered, to the Agents New York law, Dutch law and English law, as applicable, customary legal opinions of counsel reasonably acceptable to the Administrative Agent with respect to the Loan Documents (or supplements, joinders, and accessions thereto, as applicable) to be executed and delivered by such Guarantor pursuant to Sections 1 and 3 of this Schedule B, substantially consistent (as applicable) with those delivered on the Closing Date pursuant to Section 4.01(b) of the Credit Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

2.	Within sixty (60) days of the later of the Amendment Effective Date and the date on which the

Collateral Agent release the Liens described in Section 4(a)(ii) of the First Amendment, the Specified UK Parent (as defined in Schedule A to the First Amendment) shall deliver to the Collateral Agent (i) a New York law Pledge Agreement between the Specified UK Parent, as pledgor, and the Collateral Agent, as pledgee, with respect to all outstanding Equity Interests in GBT US Parent held by the Specified UK Parent, (ii) evidence that a financing statement (or equivalent) under the Uniform Commercial Code naming the Specified UK Parent as debtor and the Collateral Agent as secured party has been filed or is otherwise in a form appropriate for filing, (iii) except to the extent the Equity Interests referred to in subclause (i) above are uncertificated, original stock certificates representing the shares pledged by it pursuant to subclause (i) above, accompanied by an original undated stock transfer power (or other appropriate instruments of transfer) executed in blank, (iv) to the extent not delivered substantially concurrently pursuant to Section 1 above, documents with respect to the Specified UK Parent that are substantially consistent (as applicable) with those delivered on the Closing Date pursuant to Section 4.01(a)(iii) of the Credit Agreement, and (v) New York law and English law customary legal opinions of counsel reasonably acceptable to the Administrative Agent with respect to the Pledge Agreement referred to in subclause (i) above, substantially consistent (as applicable) with those delivered on the Closing Date pursuant to Section 4.01(b) of the Credit Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

3.

Substantially concurrently with the earlier of (x) the consummation of the Specified GBT UK Restructuring and (y) the consummation of the Specified GBT US Restructuring, UK TopCo shall become party to the Credit Agreement by delivering to the Administrative Agent a duly completed and executed joinder to the Credit Agreement, in form and substance reasonably acceptable to the Administrative Agent and the Borrower.